Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-184506, 333-187730, 333-195078, 333-203094, 333-210405, 333-217037, 333-224052, 333-230603, 333-237439, 333-254945, 333-261243, and 333-261244) of Ambarella, Inc. of our report dated April 1st, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
April 1, 2022